CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned, Kristi A. Maher, Assistant Secretary of First Defined Portfolio Fund, LLC, a Delaware Limited Liability Company, First Trust Value Line(R) 100 Fund, a Massachusetts Business Trust, First Trust Value Line(R) Dividend Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts Business Trust, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, a Massachusetts Business Trust, First Trust/Value Line(R) & Ibbotson Equity Allocation Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts Business Trust, Energy Income and Growth Fund, a Massachusetts Business Trust and First Trust/Fiduciary Asset Management Covered Call Fund, a Massachusetts Business Trust (individually, the "Company" and collectively, the "Companies"), does hereby certify that:

          1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Companies' joint fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended, and the SEC is entitled to rely on this certificate for purposes of the filing.

          2. The undersigned is duly elected, qualified and acting Assistant Secretary of each Company, and has custody of the corporate records of each Company and is a proper officer to make this certification.

          3. Attached hereto as Exhibit A is a copy of the resolution of a majority of the Board of Trustees who are not "interested persons" of each Company approving the amount, type, form and coverage of the Bond and the portion of the premium to be paid by each Company.

          4. Attached hereto as Exhibit B is a list of the amount of the single insured bond which each Company would have provided and maintained had it not been named as an insured under the Bond.

          5. Premiums have been paid for the period September 21, 2003 to September 21, 2004.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 7th day of October, 2004.




                                        /s/ Kristi A. Maher
                                        ---------------------------
                                        Assistant Secretary

                                    EXHIBIT A

                        FIRST DEFINED PORTFOLIO FUND, LLC
                       FIRST TRUST VALUE LINE(R) 100 FUND
                     FIRST TRUST VALUE LINE(R) DIVIDEND FUND
            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND
  MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND
           FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND
          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                          ENERGY INCOME AND GROWTH FUND
            FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND

                       RESOLUTIONS REGARDING FIDELITY BOND

         RESOLVED, that each Fund's participation with the other First Trust Advisors L.P., management investment companies in the purchase and maintenance of fidelity bond coverage as required by Rule 17g-1 under the Investment Company Act of 1940, and the payment by the Company of that portion of the premium for such coverage as may be allocated to it in accordance with its proportionate share of the aggregate net assets of the insured funds, be, and it hereby is, approved; and it is further

         RESOLVED, that the officers of each Fund be and they hereby are, authorized and directed to maintain fidelity bond coverage for each Fund jointly with the other First Trust Advisors, L.P. managed funds and to enter into an agreement with the other insured funds concerning such coverage as required by Rule 17g-1(f), such agreement being in substantially the form presented to this meeting and subject to such changes as may be approved by the officers of the Company in their discretion; and it is further

         RESOLVED, that the fidelity bond currently in place insuring each Fund and such other funds in the amount of $6,400,000, or such greater amount as officers of each Fund and such other funds may from time to time determine in accordance with the provisions of Rule 17g-1 of the Investment Company Act of 1940, is hereby deemed to be reasonable in form and amount as required by and considering all relevant factors as provided in Rule 17g-1 and is hereby approved; and it is further

         RESOLVED, the payment by each Fund of that portion of the premium for such coverage as may be allocated to it in accordance with its proportionate share of the aggregate net costs of the insured funds, is hereby approved; and it is further

         RESOLVED, that the Secretary or any Assistant Secretary of each Fund, is hereby designated the officer to make or cause to be made the filings and give or cause to be given the notices required by Paragraph (g) of Rule 17g-1 under the 1940 Act.

                                    EXHIBIT B

         Each Company listed below would have provided and maintained a single insured bond in the following amounts had it not been named as an insured under a joint Fidelity Bond:

   FIRST DEFINED PORTFOLIO FUND, LLC                                   $525,000

   FIRST TRUST VALUE LINE(R) 100 FUND                                  $750,000

   FIRST TRUST VALUE LINE(R) DIVIDEND FUND                             $900,000

   FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
   INCOME FUND                                                         $600,000

   MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/
   UTILITIES DIVIDEND & INCOME FUND                                    $750,000

   FIRST TRUST VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND         $525,000

   FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
   INCOME FUND II                                                    $1,000,000

   ENERGY INCOME AND GROWTH FUND                                       $600,000

   FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND            $750,000